UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2020

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 500 Boston, MA		02135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On February 24, 2020, the Company announced the following information:

Proteostasis Therapeutics, Inc. and CF Europe, the federation of 48 national CF Associations in Europe, announced the completion of enrollment of 502 patients with CF for HIT-CF, a European-based initiative that is paving the path to personalized medicine through the CHOICES clinical trial. CHOICES will test PTI drug combinations in an ex vivo study and then in a clinical trial to assess the predictability of the organoid assay for clinical benefit.

For the ex vivo portion, organoids derived from tissue samples provided by patients enrolled in the study are evaluated for responsiveness to investigational CFTR modulators, including Proteostasis’ CFTR potentiator, corrector and amplifier, dirocaftor (DIR), posenacaftor (POS) and nesolicaftor (NES), respectively. Based on an individual’s organoid response, patients will be invited to progress to the next portion of the study, which is a placebo controlled, double blind, crossover study known as the CHOICES trial (Crossover trial based on Human Organoid Individual response in CF - Efficacy Study).

The results from CHOICES may serve as the basis for a potential Marketing Authorization Application with the European Medicines Agency (EMA) in 2021 through a novel regulatory pathway. This strategic initiative is led by the HIT-CF consortium, funded through the European Commission’s Horizon 2020 program. The CHOICES clinical study is part of PTI’s broader clinical development strategy for its CFTR modulator candidates that also includes the MORE trial in CF subjects with the most common F508del homozygous genotype.

Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the potential of PTI drug combinations, expectations regarding ex vivo testing of our proprietary combinations in organoids and clinical evaluation in CF patients, the expected timing for enrollment, completion and reporting of results of our CHOICES Phase 3 clinical trial, our commitment to expanding available therapeutic options for CF patients and the intended goals of the CHOICES trial and the ability to serve as a potential basis for future marketing approval. Words such as “aim,” “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Such risks and uncertainties include, without limitation, the potential of our proprietary combination therapies for the treatment of CF, the potential benefit of our proprietary combination therapies to patients, expected completion of our clinical studies and cohorts for our clinical programs, initiation of a pivotal or registrational study, the possibility final or future results from our drug candidate trials (including, without limitation, longer duration studies) do not achieve positive results or are materially and negatively different from or not indicative of the preliminary results reported by the Company (noting that these results are based on a small number of patients and small data set), uncertainties inherent in the execution and completion of clinical trials (including, without limitation, the possibility that FDA or other regulatory agency comments delay, change or do not permit trial commencement, or intended label, or the FDA or other regulatory agency requires us to run cohorts sequentially or conduct additional cohorts or pre-clinical or clinical studies), in the enrollment of CF patients in our clinical trials in a competitive clinical environment, in the timing of availability of trial data, in the results of the clinical trials, in possible adverse events from our trials, in the actions of regulatory agencies, in the endorsement, if any, by therapeutic development arms of CF patient advocacy groups (and the maintenance thereof). For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2020	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer